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                                                                   Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholders of Protection One, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated March 9, 2001, into the Company's previously filed Registration Statement File Numbers 033-83494, 033-99220, 033-95702, 033-97542, 333-02828, 333-02892, 333-20245, 333-24493,
333-50383, 333-64021, 333-77295, 333-30328 and 333-40158.


Arthur Andersen LLP

Kansas City, Missouri,
March 29, 2001